EXHIBIT 11

                 Statement of Computation of Per Share Earnings.

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                            PATIENT INFOSYSTEMS, INC.
                        COMPUTATION OF EARNINGS PER SHARE

                                                                                     Year Ended     Year Ended     Year Ended
                                                                                     December 31,   December 31,   December 31,
                                                                                         1998           1997           1996
                                                                                         ----           ----           ----


Net Loss ..........................................................................   $(4,829,467)   $(3,263,351)   $(2,806,436)

Weighted average Common Stock outstanding .........................................     8,018,398      7,980,094      3,678,435

Weighted average Series A Convertible Preferred
   Stock outstanding ..............................................................          --             --        1,296,000

Weighted average Series B Convertible Preferred
   Stock outstanding ..............................................................          --             --          437,500

Series B Convertible Preferred Stock issued May and
   June 1996, calculated using the treasury stock method ..........................          --             --          177,365

Dilutive effect of stock options granted in the preceding
  preceding twelve months, calculated using
  the treasury stock method .......................................................          --             --          758,416
                                                                                        ---------      ---------      ---------

Weighted average common and potential common shares ...............................     8,018,398      7,980,094      6,347,716
                                                                                        =========      =========      =========

Net Loss per share - Basic and Diluted ............................................   $     (0.60)   $     (0.41)   $     (0.44)
                                                                                      ===========    ===========    ===========
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